Exhibit 5.1

           [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]



                                                                 212-859-8272
April 4, 2002                                             (FAX: 212-859-8589)
SPX Corporation
2300 One Wachovia Center
Charlotte, North Carolina  28202-6039

Ladies and Gentlemen:

          We are acting as counsel to SPX Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to U.S. $1,000,000,000 aggregate public offering price or the equivalent thereof in one or more foreign currencies, currency units or composite currencies of
(i) shares of the Company's common stock, par value $10.00 per share (the "Common Stock"); (ii) one or more series of senior or subordinated debt securities of the Company (the "Debt Securities"), which may be issued pursuant to a senior debt indenture (the "Senior Indenture") or a subordinated debt indenture (the "Subordinated Indenture," and, together with the Senior Indenture, each an "Indenture" and collectively, the "Indentures") to be entered into between the Company and The Chase Manhattan Bank, as trustee (in such capacity, the "Trustee"); (iii) shares of the Company's Preferred Stock, no par value, (the "Preferred Stock); and
(iv) warrants to purchase Common Stock (the "Warrants"); stock purchase contracts and stock purchase units (the "Stock Purchase Contracts" and "Stock Purchase Units", respectively). All capitalized terms used herein that are defined in the Registration Statement have the meanings assigned to such terms therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the Registration Statement and the Indentures.

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Indentures with their covenants and agreements contained therein.

          To the extent it may be relevant to the opinions expressed below, we have assumed that (i) the Company will have sufficient authorized but unissued shares of Common Stock on the date of any issuance of Common Stock or warrants registered pursuant to the Registration Statement, (ii) the Company will have sufficient authorized but unissued shares of Preferred Stock on the date of any issuance of Preferred Stock registered pursuant to the Registration Statement and (iii) the Trustee will have the power and authority to enter into and perform the Indentures and to consummate the transactions contemplated thereby, that the Indentures will be duly authorized, executed and delivered by, and will constitute the legal, valid and binding obligations of, the Trustee, enforceable against the Trustee in accordance with their terms, and that the Trustee will comply with all of its obligations under the Indentures and all laws applicable thereto.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

          1. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale by the Company of the shares of Common Stock registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company in conformity with the Company's Certificate of Incorporation (the "Certificate of Incorporation"), and (iii) such shares are issued and delivered against payment therefor for an amount in excess of the par value thereof and in accordance with the terms of the agreement under which they are sold, such shares of Common Stock to be sold by the Company will be validly issued, fully paid and non-assessable.

          2. When (i) the Registration Statement has become effective under the Securities Act, (ii) the applicable Indenture and any relevant supplemental indenture is duly executed and delivered by the Company, (iii) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the applicable Indenture, do not violate any applicable law or agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

          3. When (i) the Registration Statement has become effective under the Securities Act, (ii) the Board of Directors of the Company has fixed the designations, relative rights, preferences and limitations of any series of Preferred Stock and filed with the Office of the Secretary of State of the State of Delaware, Division of Corporations, a Certificate of Designations or an amendment to the Company's Certificate of Incorporation setting forth the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, with respect to such series of Preferred Stock, all in accordance with Section 151 of the General Corporation Law of the State of Delaware and in conformity with the Certificate of Incorporation, (iii) the Board of Directors of the Company has approved the specific terms of the issuance and all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock, and (iv) when such shares of Preferred Stock are issued and delivered against payment therefor, such shares will be validly issued, fully paid and non-assessable.

          4. When (i) the Registration Statement has become effective under the Securities Act, (ii) the issuance, execution and delivery by the Company of any of the Warrants has been duly authorized by all necessary corporate action of the Company, (iii) the warrant agreement relating thereto has been executed and delivered by the respective parties thereto and such Warrants have been duly executed and delivered by the Company, countersigned by the warrant agent relating thereto, (iv) the terms of the Warrants and their issue and sale have been duly established in conformity with the applicable warrant agreements, do not violate any applicable law or agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) such warrants are issued and delivered against payment in accordance with the warrant agreement relating thereto, assuming that the terms of such Warrants are in compliance with then applicable law, such Warrants will be validly issued and enforceable against the Company in accordance with their terms.

          5. When (i) the Registration Statement has become effective under the Securities Act, (ii) the Stock Purchase Contracts and Stock Purchase Units have been authorized, executed, and delivered by the Company, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated by the Registration Statement, and (iii) the terms of the Stock Purchase Contracts and Stock Purchase Units and their issue and sale have been duly established in conformity with the applicable stock purchase contract agreements and stock purchase unit agreements, do not violate any applicable law or agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Stock Purchase Contracts and Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

          We express no opinion as to the enforceability of any provision of the Indentures, warrant agreements, stock purchase contract agreements or stock purchase unit agreements (i) providing for indemnification, exculpation or contribution, (ii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Indentures , warrant agreements, stock purchase contract agreements or stock purchase unit agreements, (iii) as to the legality, validity, binding effect or enforceability of any provision of the Debt Securities, Indentures, Warrants, warrant agreements, Stock Purchase Contracts, stock purchase contract agreements, Stock Purchase Units or stock purchase unit agreements providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (iv) which waive or violate any usury law, (v) related to forum selection, submission to jurisdiction or to choice of governing law, to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York and applying the law of the State of New York, or (vi) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

          The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law and other similar laws affecting creditors' rights and remedies generally, and
(ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

          The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

          We hereby consent to the use of our name on the front cover of the Registration Statement, the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal Matters" in the prospectus contained in the Registration Statement and "Legal Matters" in any prospectus supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                    By: /s/ Stuart H. Gelfond